WEINBERG & COMPANY , P.A.


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated February 20, 2004, relating to the consolidated financial statements of Global Axcess Corp. which appears in Global Axcess Corp. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 25, 2004.






                                             /S/ WEINBERG & COMPANY , P.A.
                                                 WEINBERG & COMPANY , P.A.
                                                 Certified Public Accountants





Boca Raton , Florida
 June  17, 2004